This Note has not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred, assigned or otherwise disposed of unless the person requesting the transfer of the Note shall provide an opinion of counsel to Preferred/telecom, inc. (the "Company") (both counsel and opinion to be satisfactory to the Company) to the effect that such sale, transfer, assignment or disposition will not involve any violation of the registration provisions of the Act or any similar or superseding statute.

                             PROMISSORY NOTE


$  ________                   Dallas, Texas                         ______, 1999

FOR VALUE RECEIVED, Preferred Voice, Inc., a Delaware corporation, promises to pay to the order of at or at such other address as the holder hereof may designate, the principal sum of ($___________), together with interest on the unpaid principal balance from the date hereof until this note is paid in full at a rate of ____% per annum.

Principal and interest shall be payable as follows:

         a.       Upon funding of KMC Telecom agreement, or

         b. Through payment of 50% of proceeds from sales of master distributorships sold after this date, or

         c.       One year from issuance of this note,

whichever is earlier until note and interest is fully paid.

         All payments received shall be applied first to the payment of accrued interest and then to the payment of principal.

         Maker shall have the right to prepay any and all amounts due hereunder without penalty for the privilege of doing so.

         No payment shall be considered in default unless it is not paid within ten (10) days after delivery of written notice of nonpayment.

         Any time prior to repayment, Holder will have the right to convert this note into shares of common stock, $.001 par value per share, of Maker, at the conversion rate of one share of common stock for each $1.00 of principal and interest due on the note on the date of conversion.

         In the event default is made in the payment of this Note, the unpaid balance on this Note shall at once become due and payable, without notice, at the option of the Holder. Failure to exercise this option shall not constitute a waiver of the right to declare the entire principal due and payable at once at any subsequent time.

         All past due principal on this Note shall bear interest at a rate of 18% per annum from maturity until paid.

         In the event default is made in the payment of this Note, then the holder will have the right from and after such default to convert the unpaid balance on this Note into the number of shares of common stock, $.001 par value per share, of maker (the "Stock"), derived from dividing the unpaid balance by the conversion rate where the conversion rate equals one-half of the average closing price of the Stock on the exchange on which it is traded for the 45 day period prior to conversion or if the Stock is not then traded on an exchange, one-half of the average of the last bid price for the 45 day period prior to the conversion.

         If, after default, this Note is placed in the hands of an attorney for collection, or if colleted through judicial proceeding, Maker shall pay, in addition to the sums referred to above, a reasonable sum as a collection or attorneys' fee and all other costs incurred by Holder in collection of the unpaid amounts due hereunder.

         Each maker, surety, guarantor, endorser or other party liable for the payment of this Note, in whole or in part, hereby expressly waives presentment and demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect sums owing hereon, and agree that this Note, and any payment hereunder, may be extended from time to time without in any way affecting such liability.

MAKER:

Preferred Voice, Inc.


By:
   -------------------------------
         G. RAY MILLER
         Chief Executive Officer

                                           Schedule of Promissory Notes


                                                                                                         Interest Rate
Name                          Address                                Date Issued          Amount          (per annum)
John B. Davies                1259 Western Avenue                      4/7/99           $50,000.00            12%
                              Westfield, MA  01085

Larry Kupferberg              39 West 83rd Street, Apt. #2             4/22/99          $75,000.00            12%
                              New York, NY  10024-5242

Jacqueline Knapp              947 Huron Road                           4/23/99          $75,000.00            12%
                              Franklin Lakes, NJ  07417

